Exhibit 99.1

Contact at 214/432-2000 David B. Powers President & CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

EAGLE MATERIALS INC. APPOINTS

GEORGE DAMIRIS TO ITS BOARD OF DIRECTORS

DALLAS, TX (September 27, 2016) – Eagle Materials Inc. (NYSE: EXP) today announced that it has appointed George Damiris to its Board of Directors. Mr. Damiris is Chief Executive Officer and President of HollyFrontier Corporation. George also serves as a director at HollyFrontier and Holly Logistics Services, LLC.

“George brings a wealth of perspective to the Eagle Board as well as superb operational acumen that he has developed over his career with BP, Koch Industries and HollyFrontier,” said Eagle’s Chairman Larry Hirsch. “We are confident that George will provide valuable insights as Eagle continues on its path of dynamic growth and achievement.”

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates and Oil and Gas Proppants from 40 facilities across the U.S. Eagle is headquartered in Dallas, Texas.

For additional information, contact at 214/432-2000.

David B. Powers

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications